                                    EXHIBIT


                               Page 7 of 8 Pages

         The undersigned hereby agree as follows:

         WHEREAS, the undersigned have purchased shares of common stock of Waste Technology Corp.; and

         WHEREAS, the undersigned are obligated to file Statements on Schedule 13D with the United States Securities and Exchange Commission (the "SEC") to report their purchases of such securities;

         NOW, THEREFORE, the undersigned hereby agree that a single Statement on Schedule 13D be filed with the SEC on behalf of each of them.

Dated:   January 29, 1999                   /s/ Erma Tacopino
                                            ------------------------------
                                            Erma Tacopino

Dated:   January 29, 1999                   /s/ Cosimo Tacopino
                                            ------------------------------
                                            Cosimo Tacopino

55759

                               Page 8 of 8 Pages